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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15 (d)
                   Of the Securities and Exchange Act of 1934

             Date of Report (date of event reported): April 17, 2000


                             J-BIRD MUSIC GROUP LTD
             (Exact name of registrant as specified in its charter)

                             Commission File Number:

PENNSYLVANIA                                                  06-1411727
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


396 Danbury Road
Wilton, Connecticut                                               06897
(Address or principal executive offices)                       (Zip Code)

         Registrant's Telephone Number:   (203) 761-9393


                                 NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)


         ITEM 5.     OTHER EVENTS

         By the written consent of a majority of the Shareholders pursuant to
Section 3.15 of the By-Laws of J-Bird Music Group, Ltd., (the "Company"), the authorized number of shares of common stock, $.001 par value, of the Company was increased from 25,000,000 shares to 50,000,000 shares of common stock, $.001 par value per share. This action was approved by the Board of Directors. Notice of this action was sent to the non-consenting Shareholders on April 6, 2000 and became effective on or about April 17, 2000.


         ITEM 6. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements: None.

(b) Pro Forma Financial Information: None.

(c) Exhibits: None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                J-BIRD MUSIC GROUP LTD.



DATED: April 25, 2000                           By: /s/John J. Barbieri
                                                    ---------------------------
                                                    John J. Barbieri, President